UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 19, 2015

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 19, 2015, BPZ Resources, Inc. (“the Company”) held its 2015 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

Director	Votes For	Votes Withheld
Richard Spies	21,761,932	1,290,037
Dennis G. Strauch	21,716,870	1,335,099
James B. Taylor	21,711,723	1,340,246
Robert L. Sovine	21,711,135	1,340,834

		Votes		Broker
Proposal No. 2	Votes For	Against	Abstentions	Non-votes
Approve, by non-binding vote, the compensation of our named executive officers	9,262,996	13,251,346	537,627	64,664,622

		Votes		Broker
Proposal No. 3	Votes For	Against	Abstentions	Non-votes
Ratify the appointment of BDO USA, LLP as the Company’s independent public accountants	81,054,296	5,796,157	866,138	-

In summary, the results of the votes were:

(i)	Mr. Spies, Mr. Strauch and Mr. Taylor were elected to serve for a term of 3 years and Mr. Sovine was elected to serve for a term of 2 years;

(ii)	The shareholders did not approve, by a non-binding advisory vote, the compensation of our named executive officers; and

(iii)	The appointment of BDO USA, LLP as the independent auditors for 2015 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: June 22, 2015	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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